Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-278177 on Form S-3 of our report dated March 4, 2024 relating to the financial statements of Viant Technology Inc., appearing in the Annual Report on Form 10-K of Viant Technology Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

April 8, 2024